UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

700 Hansen Way

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 22, 2013, Telik, Inc. (“Telik”) announced the completion of an End of Phase 2 meeting with the U.S. Food and Drug Administration (“FDA”) and preliminary agreement regarding the design of a Phase 3 trial of Telintra® for the treatment of Low to Intermediate-1 risk myelodysplastic syndrome. The press release announcing the completion of an End of Phase 2 meeting and preliminary agreement is furnished as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

99.1	Press Release, dated January 22, 2013, entitled “Telik Announces Preliminary Agreement on Design of Phase 3 Registration Trial of Telintra® in Low to Intermediate-1 Risk Myelodysplastic Syndrome.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.
Dated: January 22, 2013
	By:	/s/ William Kaplan
William Kaplan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release, dated January 22, 2013, entitled “Telik Announces Preliminary Agreement on Design of Phase 3 Registration Trial of Telintra® in Low to Intermediate-1 Risk Myelodysplastic Syndrome.”